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                                                                     EXHIBIT 4.1

Fusion Medical Technologies, Inc.
1615 Plymouth Street
Mountain View, CA 94043

ING Baring Furman Selz LLC
55 East 52/nd/ Street, 33/rd/ Floor
New York, NY 10055

Ladies and Gentlemen:

     The undersigned understands that ING Baring Furman Selz LLC (the "Placement Agent") proposes to enter into a Placement Agency Agreement (the "Placement Agency Agreement") with Fusion Medical Technologies, Inc. (the "Company"), providing for the directed public offering of common stock of the Company (the "Public Offering").

     In consideration of the Placement Agency Agreement and the undertaking of the Public Offering by the Placement Agent and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of ING Baring Furman Selz LLC, the undersigned will not, for the period beginning on the date hereof and ending ninety (90) days after the consummation of the Public Offering (the "Lock-up Period"), directly or indirectly offer, sell, solicit an offer to buy, make any short sale, pledge, grant any option to purchase, contract to sell, or otherwise dispose of or transfer (collectively, a "Disposition") any shares of common stock of the Company ("Common Stock") (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire, shares of Common Stock now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of Disposition (collectively, "Securities"), otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction or (ii) as a distribution to partners or stockholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this restriction.

     The undersigned acknowledges that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, including, without limitation, any transfer of all or a portion of the economic consequences associated with the ownership of Securities, even if the Disposition of such Securities would be made by someone other than the undersigned. Such prohibited hedging or other transactions include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.
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     In addition, the undersigned agrees that the Company may, with respect to any Securities for which the undersigned is the record or beneficial holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares on the transfer books and records of the Company.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned created hereunder shall be irrevocable and binding upon the heirs, personal representatives, successors, and assigns of the undersigned.


                                        Very truly yours,



                                        ________________________________________
Dated:__________________                Name of Holder


                                        ________________________________________
                                        Signature


                                        ________________________________________
Dated:__________________                Name of Joint Holder



                                        ________________________________________
                                        Signature